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                                                                    EXHIBIT 23.5

                     CONSENT OF BROADVIEW ASSOCIATES L.L.C.

     We hereby consent to the inclusion of our opinion letter dated January 31, 1998 to the Board of Directors of BGS Systems, Inc. as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Ranger Acquisition Corp., a wholly owned subsidiary of BMC Software, Inc., with and into BGS Systems, Inc. and to the references to us and to such opinion in the Proxy Statement/Prospectus.

                                            Broadview Associates L.L.C.

                                            By:   /s/ STEPHEN J. O'LEARY

                                              ----------------------------------
                                            Name: Stephen J. O'Leary
                                            Title: Managing Director